Exhibit 10.6

                                AGENCY AGREEMENT

     By this Agency Agreement ("Agreement") dated April 10, 2006, in consideration of the promises set forth below, American Soil Technologies, Inc., a Nevada corporation, ("Company"), and Environmental Development Company, a Kuwait corporation, ("Agent") agree as follows:

A. APPOINTMENT AND ACCEPTANCE. Company appoints Agent as its exclusive sales and marketing representative to promote and solicit contracts for agricultural and soil enhancement as it relates to soil improvement services (the "Services") from governmental and private entities and individuals in Kuwait and the U.A.E. (the "Territory") in accordance with the terms of this Agreement. Agent accepts the appointment. During the term of this Agreement, Company will not authorize any other person or entity to solicit contracts for the Services within the Territory.

B.   DUTIES OF AGENT.

     Agent will provide consulting, marketing and sales related to the Services as follows:

     1. Introduce and promote the Company products and services to potential clients and follow up on tender opportunities within the Territory;
     2.   Collect tender documents and submit bids on behalf of the Company;
     3.   Assist in the preparation of contract bids and proposals;
     4. Assist in the development of cost estimates for local expenses such as labor, equipment, transportation and other miscellaneous matter relative to providing services within the Territory;
     5. Provide and facilitate necessary matter related to visas for staff during contract execution or Company visits to the area;
     6. Prepare and deliver periodic activities reports in a form reasonably acceptable to Company.

     Agent will devote sufficient resources to promote the Products and Services and bid on behalf of the Company within the Territory. Agent shall perform its work under this Agreement according to its own means and methods which shall be in the exclusive control of Agent and which shall not be subject to control or supervision by Company excepting as to the results of the work.
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C.   TERM OF AGREEMENT.

     1. The term of this Agreement is three (3) years beginning April 17th 2006, and ending April 17th, 2009, unless terminated as provided below.

          a. This agreement shall automatically renew for successive 3 year terms unless otherwise terminated by the parties.

     2.   This Agreement may be terminated:

     a. Upon a mutual agreement in writing signed by a duly authorized representative of each party.

     b. If a petition in bankruptcy is filed by or against either party, or if either party makes an assignment for the benefit of the creditors or takes advantage of any insolvency act, the other party may terminate this Agreement upon ten (10) days written notice.

     c. If either party defaults in the performance of any of its obligations hereunder.

D.   COMPENSATION.

     1. As compensation for performance of Agent's duties, Agent shall be entitled to an Agency fee and other reasonable costs on each contract obtained. The Agency fee and other costs shall be calculated for each contract and included in the contract bid or fee proposal presented to each client for the Services. Compensation shall be payable on a pro rata basis as compensation is received.

     2. Upon termination of this Agreement, Agent shall be entitled to an Agency fee and other costs on all contracts for Services in the Territory executed prior to termination and on all contracts for Services in the Territory, entered into after the termination, if Agent had provided Company with information regarding the opportunity prior to termination.

E. CONFIDENTIAL RELATIONSHIP. All information furnished by Company to Agent shall be treated as confidential and proprietary and shall not be disclosed to any third parties.

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F.   RELATIONSHIP. Agent is not granted any express or implied right or authority to assume or create any obligations or responsibility on behalf of, or in the name of, Company or to bind Company in any manner. All persons employed or otherwise engaged by Agent shall be deemed to be the agents or employees of Agent, and Agent shall be solely responsible for the acts or omissions of such persons. Agent is not an employee of Company, nor are any of Agent's employees. Agent shall be responsible for costs incurred by Agent.

G. MUTUAL INDEMNIFICATION. Each Party (the Indemnifying Party) agrees to indemnify, defend, and hold harmless the other Party (the Indemnified Party) from and against any and all claims, damages, and liabilities, including any and all expense and costs, legal or otherwise, caused by the negligent act or omission of the Indemnifying Party, its subcontractors, agents, or employees, incurred by the Indemnified Party in the investigation and defense of any claim, demand, or action arising out of the work performed under this Agreement; including breach of the Indemnifying Party of this Agreement. The Indemnifying Party shall not be liable for any claims, damages, or liabilities caused by the sole negligence of the Indemnified Party, its subcontractors, agents, or employees.

          The Indemnified Party shall notify promptly the Indemnifying Party of the existence of any claim, demand, or other matter to which the Indemnifying Party's indemnification obligations would apply, and shall give them a reasonable opportunity to settle or defend the same at their own expense and with counsel of their own selection, provided that the Indemnified Party shall at all times also have the right to fully participate in the defense. If the Indemnifying Party, within a reasonable time after this notice, fails to take appropriate steps to settle or defend the claim, demand, or the matter, the Indemnified Party shall, upon written notice, have the right, but not the obligation, to undertake such settlement or defense and to compromise or settle the claim, demand, or other matter on behalf, for the account, and at the risk, of the Indemnifying Party.

          The rights and obligations of the Parties under this section shall be binding upon and inure to the benefit of any successors, assigns, and heirs of the Parties.

H.   GENERAL.

     1. The failure of either party to enforce at any time, or for any period, the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of such party thereafter to enforce each and every such provision. No claim or right arising out of the breach of this Agreement can be discharged in whole or in part by a waiver or renunciation of the claim or right unless the waiver or renunciation is in writing and signed by the aggrieved party.

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     2.   Neither party may sell, assign or otherwise transfer this Agreement or any of the rights hereunder without the written consent of the other party.

     3. No course of prior dealing between the parties and no usage of the trade shall be relevant to supplement, explain or vary any of the terms used in this Agreement.

     4. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

     5. This Agreement shall be governed and construed in accordance with the laws of the State of California. If any provision is held by a court of competent jurisdiction to be invalid, unenforceable or to violate any applicable law, it shall be deemed null and void to the extent thereof, without affecting the balance of this Agreement.

     6. The parties submit to the jurisdiction of the Courts of the County of Orange, State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement.

     7. All notices that may or are required to be given by either party to the other shall be in writing. All notices shall be sent by hand delivery, by facsimile transmission, by commercial overnight carrier, or by certified or registered mail, postage prepaid, addressed as follows:

              To Company:       American Soil Technologies, Inc.
                                12224 Montague Street
                                Pacoima, California, 91331 USA
                                818.899.4686   Fax: 818.899.4670

              To Agent:         Environmental Development Company
                                Attention:Mohammed Al-Sayegh Chairman
                                P.O. Box 24137 Safat, Kuwait 13102
                                011 965.246.7617

              With a copy to:   Grosvenor Financial Partners, LLC
                                836 Fernbrook Court
                                Vacaville, California 95687-7874 USA
                                707.469.8732

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          Notices shall be deemed to have been served upon the party to whom addressed upon delivery, unless mailed, in which event on the third day after deposit in the U.S. Mail. Either party may change its address by giving written notice of such change to the other party.

     8. There are no understandings not contained in this Agreement, and this Agreement shall supersede and cancel all previous contracts, arrangements or understandings that may have existed or may exist between the parties with respect to the subject matter of this Agreement. Except as otherwise expressly set forth herein this Agreement may be amended only by a written instrument signed by duly authorized persons of Company and Agent.


     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed the day and year first above written.

Company:
American Soil Technologies, Inc.


By: _____________________
    Carl P. Ranno, President/CEO





Agent:
Environmental Development Company


By: _______________________________

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